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                                                                    EXHIBIT 99.1

[Applica logo]


FOR IMMEDIATE RELEASE

                                 Contact:  INVESTOR RELATIONS DEPARTMENT
                                           (305) 362-2611
                                           investor.relations@applicamail.com


        APPLICA INCORPORATED REPORTS 2003 FIRST-QUARTER FINANCIAL RESULTS

         MIAMI LAKES, FLORIDA (May 1, 2003) -- Applica Incorporated (NYSE: APN) today announced that first-quarter sales for 2003 were $121.2 million, a decrease of 15.3% from the first quarter of 2002. The decrease was largely the result of lower sales to key retailers, planned lower contract manufacturing sales and the loss of a significant customer to bankruptcy in January 2003.

         Harry D. Schulman, Applica's President and Chief Executive Officer, commented, "Although I am disappointed with our sales for the quarter, I am pleased with our continued emphasis on asset management, as we decreased our debt level in the first quarter to $176 million from $194 million at December 31, 2002."

         Applica reported net earnings for the 2003 first-quarter of $19.6 million, or $0.83 per diluted share, compared with a loss of $82.0 million, or $3.51 per diluted share, for the 2002 first quarter. The first quarter 2003 earnings included $37.5 million of equity in the net earnings of a joint venture in which Applica owns a 50% interest. The equity in net earnings resulted primarily from an unrealized gain in the fair value of an investment held by the joint venture. The gain was precipitated by a potential sale of the investment. Applica expects a sale and the related cash distribution to occur before the end of the third quarter of 2003.

         Applica's gross profit margin was 31.4% in the first quarter as compared to 28.9% in the first quarter of 2002. The increase is attributable to an improved product mix.

         Mr. Schulman continued, "We are encouraged by the improving product mix. However, the most recent survey from the Association of Home Appliance Manufacturers showed sales for our industry declined 9% in the first quarter. As the result of anticipated softer sales in the second quarter of 2003, we have slowed our production. Additionally, we anticipate a negative impact on gross margins in the second quarter from higher petroleum prices. Still, we expect that product margins will continue to improve in the long term as our new product development initiatives for 2004 continue as planned."

         EBITDA was $5.8 million for the 2003 first quarter. EBITDA represents a non-GAAP (generally accepted accounting principles) financial measure. The following table reconciles this measure to the appropriate GAAP measure:



                                                               (IN THOUSANDS)
   Gross profit ...............................................     $38,129
      Less: Selling, general and administrative expenses.......      39,444
      Plus: Depreciation and amortization .....................       7,115
                                                                    --------
      EBITDA...................................................      $5,800
                                                                    ========


         EBITDA is presented in this earnings release because management believes that it is of interest to the Company's investors and lenders in relation to the Company's debt covenants, as certain of the debt covenants include EBITDA as a performance measure. However, this measure should be considered in addition to, not as a substitute, or superior to, measures of financial performance prepared in accordance with GAAP.

         At March 31, 2003, total debt as a percentage of total capitalization was 42.5%, with total debt of $176.4 million and shareholders' equity of $238.5



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million. The Company's book value per share was $10.15 at March 31, 2003.
Capital expenditures for the quarters ended March 31, 2003 and 2002, were $6.3 million and $3.4 million, respectively.

         Applica will hold a conference call today at 11:00 a.m., Eastern Time, to discuss its first-quarter results and to give guidance on future results and trends in operations. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The conference call is expected to last approximately one hour. Broadcast of the event can be accessed on the Company's website, www.applicainc.com by clicking on the Investor Relations page. You may also access the call via CCBN, at www.streetevents.com. The event will be archived and available for replay through Thursday, May 8, 2003, at midnight.

         Applica Incorporated and its subsidiaries are manufacturers, marketers and distributors of a broad range of branded and private-label small electric consumer goods. The Company manufactures and distributes small household appliances, pest control products, home environment products, pet care products and professional personal care products. Applica markets products under licensed brand names, such as Black & Decker(R), its own brand names, such as Windmere(R), LitterMaid(R) and Applica(TM), and other private-label brand names. Applica's customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, Latin America and the Caribbean. The Company operates manufacturing facilities in China and Mexico. Applica also manufactures products for other consumer products companies. Additional information regarding the Company is available at www.applicainc.com.

         Certain matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include uncertainties regarding the realization of our investment in the joint venture, the impact that the war with Iraq or terrorist activities may have on the economy; adverse effects of newly acquired businesses or product lines; the bankruptcy or loss of a major retail customer, distributor or supplier; economic conditions and the retail environment; the Company's dependence on the timely development, introduction and customer acceptance of products; competitive products and pricing; reliance on key customers; dependence on foreign suppliers and supply and manufacturing constraints; increases in raw materials costs; cancellation or reduction of orders; the uncertainties in the Latin American economies; the potential for product recalls and product liability claims, and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings, including the Annual Report on Form 10-K for the year ended December 31, 2002, and the subsequent Form 10-Q reports. Readers are cautioned not to place undue reliance on forward-looking statements. Applica undertakes no obligation to publicly revise any forward-looking statements to reflect events or circumstances that arise after the date hereof.





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                      APPLICA INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                             MARCH 31, 2003
                                                                               (UNAUDITED)     DECEMBER 31, 2002
                                                                             ---------------   -----------------
                                                                                      (IN THOUSANDS)
                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents ............................................         $   6,146          $   7,683
   Accounts and other receivables, less allowances of $16,243 in 2003 and
     $15,830 in 2002 ....................................................           103,023            146,567
   Receivables from affiliates ..........................................             1,993              2,060
   Inventories ..........................................................           117,308            111,453
   Prepaid expenses and other ...........................................            10,552             11,862
   Refundable income taxes ..............................................             7,154              1,663
   Future income tax benefits ...........................................            14,654             18,654
                                                                                  ---------          ---------
         Total current assets ...........................................           260,830            299,942
INVESTMENT IN JOINT VENTURE .............................................            38,749              1,249
PROPERTY, PLANT AND EQUIPMENT - at cost, less accumulated depreciation of
   $115,169 in 2003 and $109,949 in 2002 ................................            78,571             76,963
FUTURE INCOME TAX BENEFITS, NON-CURRENT .................................            42,024             54,378
GOODWILL ................................................................            62,812             62,812
OTHER INTANGIBLES .......................................................            18,621             20,860
OTHER ASSETS ............................................................             4,748              5,461
                                                                                  ---------          ---------
     TOTAL ASSETS .......................................................         $ 506,355          $ 521,665
                                                                                  =========          =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable .....................................................         $  34,070          $  31,446
   Accrued expenses .....................................................            52,624             74,686
   Current maturities of long-term debt .................................               144                144
   Current taxes payable ................................................             2,820                518
   Deferred rent ........................................................               354                372
                                                                                  ---------          ---------
         Total current liabilities ......................................            90,012            107,166
OTHER LONG-TERM LIABILITIES .............................................             1,649              1,533
LONG-TERM DEBT, LESS CURRENT MATURITIES .................................           176,209            193,838
SHAREHOLDERS' EQUITY:
   Common stock - authorized:75,000 shares of $.10 par value; issued and
     outstanding: 23,501 shares in 2003 and 23,497 shares in 2002 .......             2,350              2,350
   Paid-in capital ......................................................           155,417            155,395
   Retained earnings ....................................................            90,872             71,251
   Notes receivable - officer ...........................................            (1,496)            (1,496)
   Accumulated other comprehensive earnings (loss) ......................            (8,658)            (8,372)
                                                                                  ---------          ---------
       Total shareholders' equity .......................................           238,485            219,128
                                                                                  ---------          ---------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .........................         $ 506,355          $ 521,665
                                                                                  =========          =========


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                      APPLICA INCORPORATED AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                              THREE MONTHS ENDED MARCH 31,
                                                   --------------------------------------------------
                                                           2003                       2002
                                                   ---------------------        ---------------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)

Net sales ...................................      $ 121,239       100.0%       $ 143,058       100.0%
Cost of goods sold ..........................         83,110        68.6          101,668        71.1
                                                   ---------       -----        ---------       -----
         Gross profit .......................         38,129        31.4           41,390        28.9

Selling, general and administrative expenses:
   Operating expenses .......................         39,444        32.5           42,318        29.6
   Repositioning charge .....................             --          --              362         0.2
                                                   ---------       -----        ---------       -----
         Operating earnings (loss) ..........         (1,315)       (1.1)          (1,290)       (0.9)

Other expense (income):
   Interest expense .........................          3,887         3.2            3,815         2.7
   Interest and other income ................           (404)       (0.3)            (340)       (0.2)
                                                   ---------       -----        ---------       -----
                                                       3,483         2.9            3,475         2.5
                                                   ---------       -----        ---------       -----
   Earnings (loss) before equity in net
     earnings (loss) of joint venture and
     income taxes ...........................         (4,798)       (4.0)          (4,765)       (3.4)
   Equity in net earnings (loss) of joint
     venture ................................         37,500        30.9              (96)       (0.0)
                                                   ---------       -----        ---------       -----
   Earnings (loss) before income taxes ......         32,702        26.9           (4,861)       (3.4)
   Income tax expense (benefit) .............         13,081        10.7           (1,680)       (1.2)
                                                   ---------       -----        ---------       -----

   Earnings (loss) before cumulative effect
     of change in accounting principle ......         19,621        16.2           (3,181)       (2.2)
   Cumulative effect of change in
     accounting principle, net of tax
     benefit of $0 and $42,447 in 2003 and
     2002 ...................................             --          --          (78,829)      (55.1)
                                                   ---------       -----        ---------       -----
         Net earnings (loss) ................      $  19,621        16.2%       $ (82,010)      (57.3)%
                                                   =========       =====        =========       =====

Earnings (loss) per common share - basic:
   Earnings (loss) before cumulative
     effect of change in accounting principle      $    0.84                    $   (0.14)
   Cumulative effect of change in
     accounting principle ...................             --                        (3.37)
                                                   ---------                    ---------
   Earnings (loss) per common share - basic .      $    0.84                    $   (3.51)
                                                   =========                    =========

Earnings (loss) per common share - diluted:
   Earnings (loss) before cumulative
     effect of change in accounting principle      $    0.83                    $   (0.14)
   Cumulative effect of change in
     accounting principle ...................             --                        (3.37)
                                                   ---------                    ---------
   Earnings (loss) per common share -
     diluted ................................      $    0.83                    $   (3.51)
                                                   =========                    =========



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